Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:
Melissa Myron
Press: Evan Goetz/Melissa Merrill
Financial Dynamics
FOR IMMEDIATE RELEASE	212-850-5600

JARDEN REPORTS RECORD THIRD QUARTER 2006 NET SALES AND NET INCOME

Third Quarter Revenue Exceeds $1 Billion

RYE, N.Y., October 26, 2006 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2006.

For the quarter ended September 30, 2006, net sales increased 10% to $1.0 billion compared to $938 million for the same period in the previous year. Net income was $51.3 million, or $0.78 per diluted share, for the quarter ended September 30, 2006, compared to $24.0 million, or $0.40 per diluted share, in the third quarter of 2005. On a non-GAAP basis, net income as adjusted was $58.2 million, or $0.89 per diluted share, for the quarter ended September 30, 2006, compared to $50.8 million, or $0.74 per diluted share, in the third quarter of 2005. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share. The Holmes Group business is included in the results of operations from July 2005.

For the nine months ended September 30, 2006, net sales increased 26% to $2.8 billion compared to $2.2 billion for the same period in the previous year. Net income was $70.3 million, or $1.07 per diluted share for the nine months ended September 30, 2006, compared to $9.6 million or $0.19 per diluted share for the nine months ended September 30, 2005. On a non-GAAP basis, net income as adjusted was $113.3 million, or $1.72 per diluted share for the nine months ended September 30, 2006, compared to $104.0 million, or $1.59 per diluted share for the nine months ended September 30, 2005. The American Household and Holmes Group businesses have been included in the results of operations from January 2005 and July 2005, respectively.

Martin E. Franklin, Chairman and Chief Executive Officer, commented, “We are delighted to have achieved the important milestone of posting our first billion dollar sales quarter coupled with strong earnings and record third quarter operating cash flow of over $91 million. This outstanding performance was based in part on strong retail sales of our jars, fans and coolers at the end of the summer and strong initial sell in of our winter seasonal products, such as electric blankets and heaters. We also achieved the first increase in gross margin reported by Jarden on a year-over-year basis since the fourth quarter 2004 and we currently anticipate that this is the start of a trend towards continued gross margin expansion.”

Mr. Franklin continued “We are cautiously optimistic that the holiday season will produce continuing positive results based on quarter-to-date sell-in and POS data. At this point we are confident that we will exceed the goal we set for ourselves at the beginning of the year of growing as adjusted EPS by 15% over the 2005 level. Given the rising interest rate and commodity cost environment we have experienced for most of the year, as well as concerns regarding consumer spending, we consider this is an excellent result. During 2006, we have invested in the future of our business by spending substantial discretionary amounts focused on new product development, marketing, sales promotion and media. As a result, we have many exciting new products and marketing programs lined up for introduction in 2007 and believe the momentum we have built in 2006 should carry over into 2007.”

The Company will be holding a conference call at 11:00 a.m. (EDT) today, October 26, 2006, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until November 9, 2006.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Campingaz® and Coleman®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three month periods ended
	September 30, 2006			September 30, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)		As Adjusted (non-GAAP) (1)(3)
Net sales	$1,033.1	$—	$1,033.1	$938.0	$		$938.0

Cost of sales	767.9	(3.9)	764.0	699.3		(4.2)	695.1

Gross profit	265.2	3.9	269.1	238.7		4.2	242.9
General and administrative expenses	156.0	(8.1)	147.9	169.2		(29.8)	139.4

Reorganization and acquisition-related Integration costs, net	7.5	(7.5)	—	7.2		(7.2)	—

Operating earnings	101.7	19.5	121.2	62.3		41.2	103.5
Interest expense, net	29.6	—	29.6	23.5		—	23.5

Income before taxes	72.1	19.5	91.6	38.8		41.2	80.0
Income tax provision	20.8	12.6	33.4	13.4		15.8	29.2

Net income	$51.3	$6.9	58.2	$25.4		$25.4	$50.8

Paid in-kind dividends on Series B and C preferred stock	—	—	—	(1.4)		1.4	—

Income allocable to common stockholders	$51.3	$6.9	$58.2	$24.0		$26.8	$50.8

Earnings per share:
Basic	$0.79		$0.90	$0.41			$0.87
Diluted	$0.78		$0.89	$0.40			$0.74
Weighted average shares outstanding :
Basic	64.6		64.6	58.3			58.3
Diluted	65.6		65.6	60.5			68.8
Reconciliation of diluted weighted-average shares outstanding (as adjusted):
Diluted weighted average shares outstanding (above)						60.5
Addback: Conversion of Series B preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period						7.0
Addback: Estimated dilutive effect of restricted shares issued during the period as if issued at the beginning of the period.						1.3

Diluted weighted average shares outstanding (as adjusted)						68.8

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Nine month periods ended
	September 30, 2006			September 30, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$2,786.8	$—	$2,786.8	$2,213.7	$—	$2,213.7

Cost of sales	2,103.8	(4.2)	2,099.6	1,657.6	(20.6)	1,637.0

Gross profit	683.0	4.2	687.2	556.1	20.6	576.7
General and administrative expenses	444.9	(19.6)	425.3	384.7	(29.8)	354.9
Reorganization and acquisition-related integration costs, net	22.5	(22.5)	—	16.0	(16.0)	—

Operating earnings	215.6	46.3	261.9	155.4	66.4	221.8
Interest expense, net	83.5	—	83.5	57.6	—	57.6
Loss on early extinguishment of debt	—	—	—	6.1	(6.1)	—

Income before taxes	132.1	46.3	178.4	91.7	72.5	164.2
Income tax provision	61.8	3.3	65.1	33.5	26.7	60.2

Net income	$70.3	$43.0	113.3	$58.2	$45.8	104.0

Paid in-kind dividends on Series B and C preferred stock	—	—	—	(9.7)	9.7	—
Charges from beneficial conversions of Series C preferred stock	—	—	—	(38.9)	38.9	—

Income allocable to common stockholders	$70.3	$43.0	$113.3	$9.6	$94.4	104.0

Earnings per share:
Basic	$1.08		$1.75	$0.20		$2.13
Diluted	$1.07		$1.72	$0.19		$1.59
Weighted average shares outstanding :
Basic	64.9		64.9	48.8		48.8
Diluted	65.9		65.9	50.7		65.4
Reconciliation of diluted weighted-average shares outstanding (as adjusted):
Diluted weighted average shares outstanding (above)					50.7
Addback: Conversion of Series B preferred stock and accrued dividends thereon into common stock					12.0
Addback: Conversion of Series C preferred stock and accrued dividends thereon into common stock					0.8
Addback: Estimated dilutive effect of restricted shares issued at the beginning of the period					1.9

Diluted weighted average shares outstanding (as adjusted)					65.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	Unaudited September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$82.9	$237.1
Accounts receivable, net	609.7	523.2
Inventories	760.8	566.3
Deferred taxes on income	67.9	84.7
Prepaid expenses and other current assets	42.9	53.1

Total current assets	1,564.2	1,464.4

Property, plant and equipment, net	339.0	320.6
Goodwill	1,275.3	1,263.2
Other intangible assets, net	635.8	431.2
Other assets	46.5	45.2

Total assets	3,860.8	3,524.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	199.3	86.3
Accounts payable	326.8	260.2
Accrued salaries, wages and employee benefits	87.9	107.9
Taxes on income	14.9	15.4
Other current liabilities	276.2	244.7

Total current liabilities	905.1	714.5

Non-current liabilities:
Long-term debt	1,445.1	1,455.1
Deferred taxes on income	217.6	123.9
Other non-current liabilities	231.5	227.3

Total non-current liabilities	1,894.2	1,806.3

Total liabilities	2,799.3	2,520.8

Stockholders’ equity:
Common stock	0.7	0.7
Additional paid-in capital	856.9	877.3
Retained earnings	225.6	155.3
Other comprehensive income (loss)	12.8	(4.0)
Treasury stock	(34.5)	(25.5)

Total stockholder’s equity	1,061.5	1,003.8

Total liabilities and stockholders’ equity	$3,860.8	$3,524.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Cash flows from operating activities:
Net income	$51.3	$25.4	$70.3	$58.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16.1	15.4	47.0	40.8
Other non-cash items	35.5	59.2	77.4	80.6
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(63.8)	(73.1)	(78.7)	(163.9)
Inventory	(7.3)	(35.3)	(126.0)	(73.7)
Accounts payable	16.3	27.8	45.8	59.7
Other current assets and liabilities	43.2	28.5	(8.0)	(16.1)

Net cash provided by (used in) operating activities	91.3	47.9	27.8	(14.4)

Cash flows from financing activities:
Proceeds from revolver and securitization borrowings	276.6	63.6	460.2	127.3
Payments on revolver and securitization borrowings	(173.8)	(49.3)	(278.1)	(100.6)
Proceeds from issuance of senior debt	—	380.0	—	1,330.0
Payments on senior debt	(3.0)	(3.3)	(63.0)	(310.7)
Borrowings/(repayments) under foreign lines of credit, net	(9.2)	—	(2.0)	—
Proceeds from issuance of stock, net of transaction fees	0.4	0.1	3.9	350.5
Repurchase of common stock into treasury	—	(6.0)	(50.0)	(6.0)
Debt issuance costs	(0.4)	(2.3)	(2.6)	(19.9)
Proceeds from recouponing of interest rate swaps	6.6	—	6.6	—
Other	(0.7)	(10.7)	(1.6)	(9.1)

Net cash provided by financing activities	96.5	372.1	73.4	1,361.5

Cash flows from investing activities:
Additions to property, plant and equipment	(16.7)	(11.8)	(47.9)	(36.5)
Acquisition of businesses, net of cash acquired	(155.1)	(452.7)	(209.1)	(1,270.8)
Other	1.0	0.9	0.8	(0.2)

Net cash used in investing activities	(170.8)	(463.6)	(256.2)	(1,307.5)

Effect of exchange rate changes on cash and cash equivalents	0.6	(0.2)	0.8	(0.2)

Net increase (decrease) in cash and cash equivalents	17.6	(43.8)	(154.2)	39.4
Cash and cash equivalents at beginning of period	65.3	103.9	237.1	20.7

Cash and cash equivalents at end of period	$82.9	$60.1	$82.9	$60.1

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING INCOME BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2006
Sales	$221.9	$540.7	$208.4	$79.1	$(17.0)	$1,033.1	$—	$1,033.1

Adjusted segment earnings (loss)	$38.4	$83.7	$17.8	$7.0	$—	$146.9	$(9.6)	$137.3

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(3.9)	—	—	—	—	(3.9)	—	(3.9)
Reorganization costs	(0.8)	(8.2)	(0.9)	—	—	(9.9)	2.4	(7.5)
Other integration-related costs	—	(0.6)	—	—	—	(0.6)	(1.1)	(1.7)
Stock-based compensation	—	—	—	—	—	—	(6.4)	(6.4)
Depreciation and amortization	(3.3)	(5.9)	(4.1)	(2.3)	—	(15.6)	(0.5)	(16.1)

Operating earnings (loss)	$30.4	$69.0	$12.8	$4.7	—	$116.9	$(15.2)	$101.7

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Three months ended September 30, 2005
Sales	$189.1	$495.0	$214.1	$60.5	$(20.7)	$938.0	$—	$938.0

Adjusted segment earnings (loss)	$30.8	$71.9	$18.9	$7.9	$—	$129.5	$(10.6)	$118.9

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	—	(4.2)	—	—	—	(4.2)	—	(4.2)
Reorganization costs	(0.5)	(6.1)	(0.3)	—	—	(6.9)	(0.3)	(7.2)
Stock-based compensation	—	—	—	—	—	—	(29.8)	(29.8)
Depreciation and amortization	(2.7)	(6.0)	(4.3)	(2.4)	—	(15.4)	—	(15.4)

Operating earnings (loss)	$27.6	$55.6	$14.3	$5.5	—	$103.0	$(40.7)	$62.3

JARDEN CORPORATION

NET SALES AND OPERATING INCOME BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2006
Sales	$583.2	$1,251.7	$768.4	$235.2	$(51.7)	$2,786.8	$—	$2,786.8

Adjusted segment earnings (loss)	$90.9	$143.5	$87.0	$26.4	$—	$347.8	$(38.9)	$308.9

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(3.9)	—	—	—	—	(3.9)	—	(3.9)
Reorganization costs	(5.1)	(17.9)	(1.2)	—	—	(24.2)	1.7	(22.5)
Impairment write-off of assets	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Other integration-related costs	—	(2.4)	—	—	—	(2.4)	(1.1)	(3.5)
Stock-based compensation	—	—	—	—	—	—	(16.1)	(16.1)
Depreciation and amortization	(8.9)	(17.5)	(12.5)	(7.0)	—	(45.9)	(1.1)	(47.0)

Operating earnings (loss)	$73.0	$105.7	$73.0	$19.4	—	$271.1	$(55.5)	$215.6

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Nine months ended September 30, 2005
Sales	$518.3	$879.6	$695.6	$175.6	$(55.4)	$2,213.7	$—	$2,213.7

Adjusted segment earnings (loss)	$77.1	$99.1	$88.3	$23.1	$—	$287.6	$(25.0)	$262.6

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(0.2)	(4.2)	—	—	—	(4.4)	(16.2)	(20.6)
Reorganization costs	(1.8)	(10.3)	(1.1)	—	—	(13.2)	(2.8)	(16.0)
Stock-based compensation	—	—	—	—	—	—	(29.8)	(29.8)
Depreciation and amortization	(7.8)	(13.1)	(12.8)	(7.0)	—	(40.7)	(0.1)	(40.8)

Operating earnings (loss)	$67.3	$71.5	$74.4	$16.1	—	$229.3	$(73.9)	$155.4

(a)	The First Alert business was transferred to the Branded consumables segment effective January 1, 2006 and was previously reported in the Consumer solutions segment. All prior periods have been restated to reflect the business in the Branded consumables segment.
(b)	Jarden Consumer solutions segment consists of the consumer solutions business acquired as part of the acquisition of American Household, Inc. (the “AHI Acquisition”) effective January 24, 2005, the consumer solutions business acquired with the acquisition of The Holmes Group, Inc. (the “THG Acquisition”) effective July 18, 2005 and the FoodSaver® and Villaware® businesses.
(c)	Formerly referred to as the “Other” segment.
(d)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the three and nine month periods ended September 30, 2006 and 2005. For the three months ended September 30, 2006 adjustments to net income consist of $3.9 million of manufacturer’s profit in inventory charged to cost of sales related to the Pine Mountain acquisition, $7.5 million of reorganization and acquisition-related integration costs, $6.4 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees, $1.1 million related to an executive separation in the Branded consumables segment and $0.6 million of certain duplicative costs associated with the ongoing integration activities. Also, included in the adjustments to net income for the three months ended September 30, 2006 is the tax provision adjustment of $12.6 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the three months ended September 30, 2005, adjustments to net income consist of $4.2 million in manufacturer’s profit in inventory charged to cost of sales related to the THG Acquisition, $7.2 million of reorganization and acquisition-related integration costs and $29.8 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees.

For the nine months ended September 30, 2006, adjustments to net income consist of $3.9 million of manufacturer’s profit in inventory charged to cost of sales related to the Pine Mountain acquisition, $22.5 million related to reorganization and acquisition-related integration costs, $16.1 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees, $1.1 million related to an executive separation in the Branded consumables segment, $2.4 million of certain duplicative administrative costs associated with the ongoing integration activities, and $0.3 million of inventory write-offs related to integration activities. Also, included in the adjustments to net income for the nine months ended September 30, 2006 is the tax provision adjustment of $3.3 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the nine months ended September 30, 2005, adjustments to net income consist of $20.6 million of manufacturer’s profit in inventory charged to cost of sales related to the AHI and THG Acquisitions, $16 million of reorganization and acquisition-related integration costs, $29.8 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees, $6.1 million of loss on early extinguishment of debt and $48.6 million related to the beneficial conversion of Series B and C preferred stock.

Adjustments to the weighted average shares outstanding for 2005 consist of Series B and Series C preferred stock common stock equivalents on an if-converted basis as well as restricted shares for executive officers to be issued upon shareholder approval of an amendment to the stock compensation plan.

Note 2: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.

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